Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration (Form S-8) pertaining to the Rockford Corporation 2005 Stock Option Plan of our report dated March 22, 2006 with respect to the consolidated financial statements and schedule of Rockford Corporation included in it Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Phoenix, Arizona

May 15, 2006